UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Item 8.01	Other Events.

Investment in Technology Metals Market Limited

On January 28, 2021, Ideanomics, Inc. (“Ideanomics”) entered into a simple agreement for future equity (the “SAFE”) with Technology Metals Market Limited (“TM2”) pursuant to which Ideanomics invested £1,500,000 (the “Purchase Amount”). TM2 is a London based commodities issuing and trading platform for technology metals connecting institutional investors, proprietary traders and retail investors with digital metals issuers – miners, refiners, recyclers and mints. Ideanomics received customary representations and warranties from TM2.

If there is an equity financing (of above one million pounds (1,000,000) during the twelve months immediately following execution of the Safe, on the initial closing of such equity financing the Safe will automatically convert into the number of ordinary shares equal to the Purchase Amount divided by the lowest price per share of the ordinary shares paid during such equity financing. If no equity financing has taken place during the twelve-month period immediately following the date of the Safe, the parties shall in good faith attempt for one month to agree a fair value per ordinary share represented by the Safe, following which the Safe shall convert into the number of ordinary shares equal to the Purchase Amount divided by such fair value. If the parties are unable to establish a fair value per ordinary share within such one-month period, they shall jointly appoint and remunerate an expert valuer who shall deliver to both TM2 and Ideanomics simultaneously a written determination of fair value per ordinary share. Following receipt by both parties of such written determination, the Safe shall convert into ordinary shares equal to the Purchase Amount divided by such fair value as determined by the expert valuer.

If there is a liquidity event or a dissolution event before the termination of the Safe, Ideanomics will automatically be entitled to receive a portion of proceeds due and payable to Ideanomics immediately prior to, or concurrent with, the consummation of such liquidity event or dissolution event, equal to the Purchase Amount. In a liquidity event or dissolution event the Safe is intended to operate like ordinary shares.

The Safe will automatically terminate immediately following the earliest to occur of: (i) the issuance of capital shares to Ideanomics pursuant to the automatic conversion of the Safe pursuant to an equity financing, or the conversion of the Safe following valuation in the absence of an equity financing; or (ii) the payment, or setting aside for payment, of amounts due Ideanomics pursuant to TM2”s dissolution or liquidation.

The foregoing description of the SAFE is qualified in its entirety by reference to the full text of the SAFE, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description

10.1	Simple Agreement for Future Equity between the Company and Technology Metals Market Limited, dated January 28, 2021 in the principal amount of £1,500,000

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: February 3, 2021	By:	/s/ Alfred Poor
	Name:	Alfred Poor
	Title:	Chief Executive Officer